UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Neuronetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 26, 2020

On April 13, 2020, Neuronetics, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 26, 2020. The following information supplements and relates to that proxy statement.

On May 12, 2020, the Company issued a press release announcing that the Annual Meeting will be changed from an in-person meeting to a virtual format, conducted solely via live webcast, providing information as to how stockholders can attend and participate in the Annual Meeting.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Neuronetics, Inc. Announces Virtual 2020 Annual Meeting of Stockholders

MALVERN, PA, May 12, 2020 – Neuronetics, Inc. (Nasdaq: STIM), a commercial stage medical technology company focused on designing, developing and marketing products that improve the quality of life for patients who suffer from psychiatric disorders, today announced that its 2020 Annual Meeting of Stockholders will be held solely via live webcast due to the public health impact of the COVID-19 pandemic and out of an abundance of concern for the health and wellbeing of our employees, stockholders and directors. As previously announced, the 2020 Annual Meeting will be held on May 26, 2020 at 9:00 am ET.

Attending the Virtual Annual Meeting

To attend and participate in the virtual Annual Meeting of Stockholders, stockholders of record will need to visit www.virtualshareholdermeeting.com/STIM2020 and use their 16-digit control number (the “Control Number”) received in their notice to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage stockholders to log in to this website and access the webcast before the meeting’s start time.

Asking Questions and Voting

As described in the proxy materials for the Annual Meeting, Neuronetics stockholders as of the close of business on April 3, 2020 (the record date) are entitled to join the live virtual meeting and shall be able to listen and vote remotely.

The proxy card included with the proxy materials previously distributed on or about April 13, 2020 will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

Assistance with the Virtual Annual Meeting

Further instructions on how to attend, participate in and vote at the virtual Annual Meeting of Stockholders will be available at www.virtualshareholdermeeting.com/STIM2020. A support line will also be available on the meeting website on the day of the virtual Annual Meeting should stockholders require assistance with logging in. Digital copies of the company’s proxy statement and 2019 Annual Report are available at www.proxyvote.com. These materials also are available on the Company’s website at http://ir.neuronetics.com/financial-information/sec-filings.

About Neuronetics

Neuronetics, Inc. is a commercial-stage medical technology company focused on designing, developing, and marketing products that improve the quality of life for patients who suffer from psychiatric disorders. Our first commercial product, the NeuroStar® Advanced Therapy System, is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation, or TMS, to create a pulsed, MRI-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The system is cleared by the United States Food and Drug Administration, or FDA, for the treatment of major depressive disorder in adult patients who have failed to achieve satisfactory improvement from prior antidepressant medication in the current episode. NeuroStar is also available in other parts of the world, including Japan, where it is listed under Japan’s national health insurance. Additional information can be found at www.neuronetics.com.

Forward-Looking Statements

Statements contained herein that relate to the Company’s 2020 Annual Meeting of Stockholders are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “will be”, “will”, “may” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Among the factors that could cause the Company’s 2020 Annual Meeting logistical arrangements to change include: general business and economic conditions; imposition of restrictive governmental regulations implemented to address public health concerns; or operational delays or difficulties because of the novel coronavirus or similar diseases, or uncertainty regarding the same. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Mark R. Klausner

Westwicke Partners

443-213-0501

ir@neuronetics.com

Media Contact:

Chelsey Manko

Vault Communications

610-455-2778

cmanko@vaultcommunications.com